LEASE AGREEMENT

THIS LEASE is made October 26, 1999 between the following parties:

LANDLORD:  SAFRAN DEVELOPMENT, L.L.C. whose address is
           21611 E. Eleven Mile Road,
           St. Clair Shores, Michigan 48081.

TENANT:    FEDERAL SCREW WORKS, whose address is
           20229 Nine Mile Road, St. Clair
           Shores, Michigan 48080

=============================================================================

                           SUMMARY OF LEASE TERMS.

The following summary (the "Summary") is intended to summarize the pertinent terms of this Lease and is not intended to be exhaustive. In the event anything set forth in this Summary conflicts with the other specific provisions of this Lease, the specific provisions of the Lease shall be deemed to control in the absence of expressed contrary intent.

A.       THE PREMISES.

         Approximately 11,712 square feet of space located on the second floor of the Building commonly known as 20229 Nine Mile Road, St. Clair Shores, Michigan as outlined and depicted on the floor plan attached hereto as Exhibit "A-1".

B.       THE TERM.

         Target Commencement Date: January 3, 2000, subject to the provisions of Section 2 of the Standard Covenants, Terms and Conditions.

         Expiration Date: December 31, 2009, subject to Tenant's option to extend the Term (as hereinafter defined) and Tenant's option to terminate this Lease, in each case, pursuant to Section 2.01 of this Lease.

C. RENT. Base Rent: Tenant shall pay Base Rent in equal monthly installments as set forth below:

        Year(s)       Annual Rent           Monthly Installment
        -------       -----------           -------------------

        1-5           $193,248.00                  $16,104.00
        6             $199,045.00                  $16,587.08
        7             $205,017.00                  $17,084.75






        8             $211,167.00                  $17,597.25
        9             $217,502.00                  $18,125.17
        10            $224,027.00                  $18,668.92
        11*           $230,748.00                  $19,229.00
        12*           $237,670.00                  $19,805.83
        13*           $244,800.00                  $20,400.00
        14*           $252,144.00                  $21,102.00
        15*           $259,708.00                  $21,642.33
        16*           $267,499.00                  $22,291.58
        17*           $275,524.00                  $22,960.33
        18*           $283,790.00                  $23,649.17
        19*           $292,304.00                  $24,358.67
        20*           $301,073.00                  $25,089.42

        * Assumes Term is extended pursuant to Section 2.01 of this Lease.

        In connection with Tenant's preparation of space plan drawings, Tenant shall receive a rent credit in the amount of $1,000 which may be offset against the first full monthly installment of Base Rent payable by Tenant hereunder.

        Initial Monthly Installment for Additional Rent: $4,880.00 per month. The first installment of Base Rent and additional rent (as hereinafter defined) shall be made on the Commencement Date. All other installments of Base and additional rent shall be paid in advance, without offset or reduction (except as otherwise provided herein), on the first day of each and every month (the "Rent Day") during the term at the office of Landlord at the address shown on the cover page of this Lease, without late payment charge or interest if paid within five (5) days following the due date.

D.      TENANT'S PROPORTIONATE SHARE......................   50%

E.      [INTENTIONALLY OMITTED]

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F.       LIMITS OF INSURANCE.

            1.  If dual limits:  Bodily Injury:    $1,000,000 per person
                                                   $2,000,000 per occurrence

                                 Property Damage:  $2,000,000 per occurrence

            2.  If single limit:                   $2,000,000

G.      THE USE.

        General office use and incidental and ordinary related uses.

                   STANDARD COVENANTS, TERMS AND CONDITIONS

                 SECTION 1: PREMISES AND TENANT IMPROVEMENTS

1.01 In consideration of the rent to be paid and the covenants and agreements to be performed hereunder, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described in paragraph A of the Summary (the "Premises"), located in the office building, commonly known as 20229 Nine Mile Road, St. Clair Shores, Macomb County, Michigan (the "Building"), together with (i) the exclusive right to utilize twenty-five (25) reserved parking spaces along the northerly border of the parking lot servicing the Building, which spaces are more particularly depicted in attached Exhibit "A-2" and for which Landlord, at its sole cost and expense, shall promptly install appropriate signage designating such spaces as being reserved for Tenant's exclusive use; and (ii) the nonexclusive use of the other common areas in or appurtenant to the Building and located on the Real Estate (as hereinafter defined).

1.02 Landlord, at its sole cost and expense, agrees to complete the work described in attached Exhibit "B" (the "Tenant Improvements") by December 24, 1999.

1.03 Landlord will complete all Tenant Improvements by such licensed and qualified contractors and mechanics as may be reasonably selected by Landlord. The Tenant Improvements shall be constructed in accordance with working plans, drawings and specifications prepared by Landlord, at Landlord's sole cost and expense, which shall be consistent with Exhibit B attached hereto and shall be subject to Tenant's prior written approval. Landlord shall perform Tenant's Improvements in a good workmanlike manner with new and proper materials in conformity with, and pursuant to, all applicable requirements of law and of duly constituted governmental authority. Upon completion of the Tenant Improvements the Premises shall be left in a safe, clean tenantable condition and in good order and repair.

              SECTION 2: TERM; OPTION(S) TO EXTEND AND TERMINATE

 2.01 Term. Provided a certificate of occupancy for the Premises has been issued by a duly constituted governmental authority having jurisdiction thereover, the "Term" will commence (the "Commencement Date") on the earlier of:

           (i) the date Tenant commences its office operations in the Premises, or

          (ii) the date which is ten (10) days following the date on which the Premises are "ready for occupancy" (as defined below).

         The Term will expire on the Expiration Date shown in Paragraph B of the Summary, subject to Tenant's option(s) to extend the Term and Tenant's option to terminate the Term, in each case, pursuant to this Section 2.01. If for any reason the Premises are not delivered to Tenant ready for occupancy on or before December 24, 1999 ("Possession Date"), then Tenant shall receive one (1) day's "free rent" for each day that Tenant's actual possession of the Premises is delayed beyond the Possession Date which "free rent" days shall be deemed credits to Tenant's account beginning with the Commencement Date of the Term and shall be in addition to any other "free rent" period the Tenant is entitled to under the terms of this Lease. Notwithstanding the preceding sentence, if for any reason the Premises are not delivered to Tenant ready for occupancy by March 1, 2000, Tenant may, at its option, cancel and terminate this Lease upon ten (10) days written notice to Landlord. In the event this Lease is terminated by Tenant pursuant to the provisions of this paragraph, Tenant shall be released from all of its obligations hereunder.

         Option to Extend. Provided the Tenant is not then in default under this Lease, the Tenant shall have the option to extend the Term of this Lease for two (2) additional periods of five (5) years each. Tenant shall exercise each said option by giving the Landlord written notice of such election not less than one hundred and eighty
         (180) days prior to the expiration of the then existing term. Excepting the adjustment in the Base Rent provided for in Paragraph C of the Summary, all of the other applicable terms and conditions of this Lease shall apply during the renewal term(s).

         Option to Terminate. Tenant shall have the option to terminate this Lease, effective upon the expiration of the sixth (6th), seventh
         (7th), eighth (8th) or ninth (9th) lease years (as hereinafter defined), on the terms and subject to the conditions set forth below:

           (i) Tenant shall provide Landlord with not less than twelve (12) months' prior written notice (the "Termination Notice") of its election to terminate this Lease effective immediately upon the expiration of the sixth (6th), seventh (7th), eighth (8th) or ninth (9th) lease year, as applicable. Tenant shall not have the right to terminate this Lease at any time other than as specified in the immediately preceding sentence.

           (ii) The Termination Notice shall be accompanied by a termination fee payable to Landlord in the amount set forth below:

                 Effective Date of Termination          Termination Fee
                 -----------------------------          ---------------
                 End of sixth (6th) lease year          $59,740.00
                 End of seventh (7th) lease year        $84,722.00
                 End of eighth (8th) lease year         $84,722.00
                 End of ninth (9th) lease year          $84,722.00

          (iii) If Tenant exercises its option to terminate this Lease upon the expiration of the sixth (6th) lease year in accordance with the provisions set forth above, then notwithstanding anything contained in this Lease to the contrary, the annual Base Rent payable by Tenant for the sixth (6th) lease year shall equal $224,027.00 (or $18,668.92 per month). If Tenant exercises its option to terminate this Lease upon the expiration of the seventh (7th), eighth (8th) or ninth (9th) lease years in accordance with the provisions set forth above, the annual Base Rent payable by Tenant for said lease years shall remain as set forth in Paragraph C of the Summary.

         The term "lease year" as used herein shall mean a twelve (12) month period commencing January 1 and ending December 31, provided, however, regardless of when the Term of this Lease shall commence, the first lease year shall be deemed to be the period from the Commencement Date through December 31, 2000.

 2.02 The Target Commencement Date shown in Paragraph B of the Summary represents Landlord's estimate of the date on which the Commencement Date will occur. Landlord agrees to use its best efforts to complete all work to be performed by Landlord pursuant to Exhibit "B" and to tender possession of the Premises to Tenant on or before the Possession Date.

 2.03 Taking of possession by Tenant shall constitute an acknowledgment that the Premises has been satisfactorily completed except for any patent defects of which Tenant gives Landlord written notice thereof within thirty (30) days following the date Landlord delivers possession of the Premises to Tenant ready for occupancy or any latent defects of which Tenant notifies Landlord in writing within twelve (12) months following such Possession Date, any and all of which such defects shall be repaired by Landlord, at Landlord's sole cost and expense, with reasonable dispatch following its receipt of Tenant's notice therefor.

 2.04    The Premises will be deemed "ready for occupancy" under paragraphs
         2.01 and 2.02 as soon as the Tenant Improvements to be performed by Landlord under Exhibit "B" have been substantially completed and may be utilized for their intended purpose. If only minor or insubstantial details of construction, decoration or mechanical adjustments remain to be completed or if the delay in the completion of Landlord's work is caused by Tenant, then the Premises nevertheless will be deemed "ready for occupancy".

 2.05 The Commencement and Expiration Dates shall be confirmed by the parties by executing a memorandum of the actual Commencement and Expiration Dates, but failure or refusal of Tenant to do so shall not affect any obligation of Tenant hereunder or Landlord's determination of the Commencement Date pursuant to this Section 2.

                             SECTION 3: BASE RENT

 3.01 Tenant shall pay to Landlord as Base Rent during the Term the amount shown in Paragraph C of the Summary, in the monthly installments shown.

 3.02 Each monthly installment of rent will be paid in advance in the manner set forth in Section 5 hereof. The first installment shall be due and payable on the Commencement Date and each succeeding installment shall be due and payable on the first day of each and every month thereafter (the "Rent Day") during the Term at the office of the Landlord at the address shown on the cover page of this Lease or at such other place as Landlord may designate from time to time in writing. The Base Rent and Additional Rent for a partial calendar month, if any, at the beginning of the Term shall be prorated on a daily basis (based on the actual number of days in the applicable calendar month) and shall be payable on the Commencement Date.

                          SECTION 4: ADDITIONAL RENT

 4.01   Definitions

        (i) "Real Estate Taxes" means real estate taxes and assessments, general and special, assessed and levied upon the Building and the Real Estate. The "Building" means the Building of which the Premises are a part and "Real Estate" means the land on which the Building is situated and, as and to the extent designated by Landlord, the parking areas, walks, drives, plazas, landscaped areas and other common areas located on the Real Estate and serving the Building. For purposes of calculating Real Estate Taxes hereunder, Landlord may take the benefit of the provisions of any statute or ordinance permitting any assessment to be paid over a period of time and the installments of such assessment which would become due and payable by virtue of such provisions during the Term of this Lease or any extension hereof, together with any interest thereon, will be included in the calculation of Real Estate Taxes. In the event that the United States or the city, county, state or other political subdivision of any governmental authority having jurisdiction imposes a tax, assessment or surcharge of any kind or nature upon, against, measured by or with respect to the rentals payable by the tenants of the Building or on the income of Landlord derived from the Building (expressly excluding any portion of Landlord's Michigan Single Business Tax), or with respect to Landlord's ownership of the Building and the Real Estate either by way of substitution for all or any part of the taxes and assessments levied or assessed against the Building and the Real Estate, or, in addition thereto (but not including federal, state or local income taxes unless levied by way of substitution), such tax, assessment or surcharge will be deemed a Real Estate Tax for purposes of this Section. In no event shall the Real Estate Taxes include any penalty or interest charge which may be due by virtue of Landlord's late or non-payment thereof. In addition, the term "Real Estate Taxes" shall not include any taxes measured by the net income of Landlord, franchise, succession, inheritance or real estate transfer taxes.

        (ii) "Operating Expenses" means and includes all reasonable operating costs and expenses and obligations of every kind, foreseen and unforeseen, relating to the management, operation, use, care and maintenance of the Building and common areas of the Real Estate, including, without limitation, the following:

                        (1) The cost of all common utilities and services provided pursuant to Section 9 hereof and not otherwise directly metered and separately billed to the individual tenants of the Building.

                        (2) The allocable portion of wages and salaries of any on-site employees and an allocable portion of wages and salaries of off-site property management personnel engaged in the operation, maintenance or security of the Building, including employer's social security taxes, unemployment taxes or insurance, and any other taxes charged to Landlord which may be levied on such wages and salaries (provided, however, the foregoing shall not impose any obligation to pay such items directly to the personnel entitled thereto but only to Landlord as a reimbursement therefor); uniforms of Landlord's service and maintenance personnel; automobile allowances; the cost of disability and hospitalization insurance and workmen's compensation and pension or retirement and vacation and all other benefits for such employees incurred by Landlord.

                        (3) Payments made by Landlord for personal property taxes (except those payable by Tenant or other tenants), relating to equipment, tools and expenses of the office of the Building, if any.

                        (4)  The cost of all supplies and materials
                             exclusively used in the operation and
                             maintenance of the Building.

                        (5) The cost of all utilities and reasonably necessary or advisable communications services for the Building, including but not limited to water and power, sewer, heating (steam or other), lighting, air-conditioning and ventilating, but only to the extent not directly metered and separately billed to the individual tenants of the Building.

                        (6) The cost of all repairs, management, maintenance and service agreements and equipment rental agreements for the Building or for equipment therein, such as and including but not limited to management, janitorial, security and exterminating services, elevator maintenance and repair services, alarm service, window cleaning, rubbish and snow and ice removal, telephone and landscape maintenance, bonds posted or amounts incurred in connection with the management of maintenance of the Building; provided, however, the foregoing shall not include leasing commissions, legal fees, advertising or promotional costs or expenses, the cost of tenant alterations, mortgage interest and principal payments, and depreciation on the Building or equipment.

                        (7) The cost of all insurance applicable to the Building or the Real Estate (other than insurance required to be carried by tenants), including but not limited to fire, casualty, extended coverage risks, vandalism and malicious mischief, boiler and pressure apparatus insurance, if applicable, war damage, catastrophic excess, loss of rent or rent (or business) interruption insurance and liability insurance applicable to the Building, including all insurance required to be carried by Landlord under this Lease or by Landlord's mortgagee or ground lessor, if any.

                        (8)  [INTENTIONALLY OMITTED.]

                        (9) The cost of all repairs, replacements and general maintenance, including, without limitation, all costs of landscaping, parking lot and roof repairs with respect to the Building; provided, however, the foregoing shall not include such items to the extent Landlord is compensated through the proceeds of insurance or condemnation nor such items if the incurring

                                      9





                             thereof shall be solely for the benefit of a tenant other than Tenant and not otherwise benefiting the Premises or the Building.

                       (10)  [INTENTIONALLY OMITTED.]

                       (11) All expenses and costs incurred by Landlord after the Commencement Date (other than for capital improvements or alterations as a result of or in order to comply with laws (including, without limitation, local ordinances, codes or regulations)).

         (iii) Exclusions from Operating Expenses. Notwithstanding anything to the contrary contained in this Section 4, the following shall not be included within the term "Operating Expenses":

                 (1) costs, including permit, license and inspection costs, incurred in renovating or otherwise improving, decorating, painting or redecorating vacant tenant space or space of other tenants in the Building or to correct defects in the construction of the Building;

                 (2) principal payments, interest or other financing charges relating to any financing of the Real Estate or rents under a ground lease or any other underlying lease wherein Landlord is the lessee;

                 (3) wages, salaries, fees and fringe benefits paid to administrative or executive personnel or officers, members or partners of Landlord;

                 (4) any charge relating to Landlord's income taxes, excess profit taxes or franchise taxes;

                 (5) deductibles or self-insured retentions in excess of Ten Thousand Dollars ($10,000.00) under liability or property insurance policies;

                 (6) any costs relating to the solicitation, execution and enforcement of leases of other tenant space in the Building;

                 (7) the cost of any electrical current or other utility service furnished to any other leasable area of the Building;

                 (8) the cost of any repair or maintenance to the Building or the common areas of the Building or the Real Estate thereof caused or necessitated by the negligence of Landlord, its agents, contractors or employees;

                 (9) except as otherwise set forth in this Section 4.01(iii), the cost of any alterations, additions, changes, improvements and/or replacements which may not properly be expensed for federal income tax purposes;

                 (10) any costs for which Landlord is reimbursed by tenants of the Building, it being expressly understood and agreed that Tenant shall have no obligation to pay any costs associated with the repair and/or replacement of the HVAC system exclusively serving any other tenant of the Building;

                 (11)  any reserves for future expenses not yet incurred;

                 (12) the cost of (a) removal of any asbestos, asbestos containing material or other toxic or hazardous substances or material from the Building or the land and improvements comprising the Real Estate or (b) any environmental reports or studies relating thereto;

                 (13) amounts paid or incurred by Landlord to any of its affiliates in excess of the prevailing market rate for management or services or for supplies or materials; and

                 (14) Landlord's general corporate overhead and general administrative expenses other than those permitted in Clause (ii) above.

         There shall be no duplication of charges to Tenant pursuant to this
         Section 4 and any other provisions of this Lease. Subject to the provisions of the immediately following sentence, notwithstanding anything to the contrary contained in this Lease, the term "Operating Expenses" shall not include, and Tenant shall have absolutely no responsibility for paying any portion of, the amount of any expenses incurred in connection with (i) the resurfacing or replacement of the parking area located on the Real Estate, (ii) the replacement of the roof membrane or structure on the Building, (iii) the replacement of the foundation, walls or other structural portions of the Building, (iv) the replacement of any of the utility systems serving the Building, whether located within or outside the Building, and (v) the replacement of any of the heating, ventilating and cooling ("HVAC") systems (including any compressor) serving either individual tenants, including Tenant, or the Building. It is understood and agreed that the repair or replacement of individual components of any of the foregoing or of any other Building system (whether or not the same may be properly expensed for federal income tax purposes) shall be included in the Operating Expenses. For example, the replacement of individual sprinkler heads, the patching of the parking area, the patching of portions of the roof, the replacement of a pump servicing the Building elevator or the replacement of fan belts and filters for the HVAC system shall constitute normal repair items which shall be includable in Operating Expenses.

         (iv) "Tenant's Proportionate Share" means the percentage set forth in Paragraph D of the Summary.

         (v) "Tax and Operating Expense Statements" means written statements, certified by Landlord, showing, in reasonable detail, the amounts of Real Estate Taxes and Operating Expenses for each fiscal year of Landlord which includes any portion of the Term or any renewal or extension thereof.

 4.02 Payment of Proportionate Share of Real Estate Taxes. Landlord agrees to pay, on or before the due date(s) thereof, all Real Estate Taxes levied or assessed against the Real Estate. Tenant shall pay to Landlord as additional rent Tenant's Proportionate Share of any Real Estate Taxes which become due and payable in any fiscal year of Landlord during the Term of this Lease. Any such payments will be prorated for the first year and last year of the Term, as may be extended, based on a 365-day year and the actual number of days of the Term falling within such fiscal years, and using the prior year's Real Estate Taxes for estimating taxes not yet billed by the taxing authorities (adjustments necessary to reflect the actual amount of any such taxes so estimated to be made on a retroactive basis upon receipt of the actual tax bills relating thereto). Payments due under this paragraph will be due at the time specified in 4.04 of this Section. The term "additional rent" as used in this Lease shall mean the sums of money required to be paid to Landlord pursuant to this Section 4 and any other sums of money or other charges required to be paid by Tenant under this Lease.

4.03 Payment of Proportionate Share of Operating Expenses. Tenant shall pay to Landlord, as additional rent, Tenant's Proportionate Share of any Operating Expenses which become due in any fiscal year of Landlord during the Term of this Lease. Any such payments will be prorated for the first fiscal year and last fiscal year of the Term. Payments due pursuant to this paragraph will be due at the time specified in 4.04 of this Section.

 4.04 Payment. Additional rent due under this Section will be payable in monthly installments, in advance, on each Rent Day during the Term and any extensions or renewals thereof. The amount of the monthly installments will reasonably be estimated by Landlord and may be increased by Landlord at any time Landlord reasonably believes such adjustment to be necessary or appropriate to fully cover current and future Real Estate Taxes and Operating Expenses within ninety (90) days following the end of each fiscal year of Landlord, Landlord will compute the actual Real Estate Taxes and Operating Expenses incurred during that year and will deliver to Tenant a tax and operating expense statement (the "Statement") for such year. If the installments paid by Tenant during that year are less than the additional rent due under this Section for such year, the difference will be paid to Landlord within thirty (30) days following delivery of the Statement. If the installments paid by Tenant during that year are more than the additional rent due for such year, at Tenant's option, the difference either will be held by Landlord and applied against the next installment(s) of additional rent falling due or will be repaid within thirty (30) days following delivery of the Statement. If Tenant desires to verify Landlord's determination of additional rent as calculated on the Statement each year, Tenant may request, and Landlord shall provide Tenant with, access (at Landlord's office located in the Detroit, Michigan metropolitan area) to Landlord's books and records pertaining to Operating Expenses and Real Estate Taxes for the purpose of reviewing, calculating and verifying Tenant's Proportionate Share of any Real Estate Taxes and Operating Expenses. Tenant may review the pertinent books and records during normal business hours. This information shall be made available to Tenant by Landlord within fifteen (15) days after Tenant's request. Notwithstanding the foregoing, in no event may Tenant review pertinent books and records for any period earlier than two (2) years prior to the year in which Landlord delivers the most recent Statement. In addition, once having conducted a review of Landlord's books and records with respect to a given year, Tenant shall have no right to conduct another review for said year. If Tenant's review of Landlord's books and records pertaining to the Operating Expenses and Real Estate Taxes shall disclose that Tenant has paid more than required under the terms of this Lease, Landlord shall, within thirty (30) days after Tenant's request therefor, pay Tenant the amount of the overpayment, together with the reasonable cost of such review incurred by Tenant, provided Landlord shall not be obligated to pay the cost of such review unless it shall disclose that Landlord over billed Tenant by four percent (4%) or more.

 4.05 Payment for Additional Services Rendered by Landlord and Expenses Incurred by Landlord. In addition to payment by Tenant of Tenant's Proportionate Share of increases in the Operating Expenses and Real Estate Taxes, if Landlord at any time (i) does any work or performs any service in connection with the Premises, or (ii) supplies any materials to the Premises as distinguished from costs or expenses for the Building as a whole, then the reasonable cost of these services, work or materials is Tenant's responsibility under the provisions of this Lease. Landlord will invoice Tenant for the reasonable cost (plus an additional overhead charge of ten percent (10%) of such costs if the services for which such costs are incurred are not separately metered) as additional rent, payable within five (5) days after delivery of the invoice. This paragraph
         4.05 will only apply to any such work, services or materials furnished at Tenant's request and furnished or caused to be furnished by Landlord or its agents, employees or contractors. All additional work, services or materials shall be performed or furnished by Landlord's employees or agents, or by such contractors, mechanics and suppliers as may be employed or utilized by Landlord. Tenant will also pay as additional rent from time to time, when and as incurred by Landlord and upon Landlord's invoice, all reasonable costs or expenses which through any lawful and practicable separate metering or otherwise are allocated to the Premises or identified as relating to Tenant's use and occupancy of the Premises (including but not limited to that portion of any real estate taxes, assessments, fees or charges attributable, in the reasonable judgment of Landlord, solely to property of Tenant), as distinguished from costs or expenses allocable to the Building as a whole or to other tenants.

         Failure by Tenant to pay the above costs as additional rent when due will be a default under this Lease and further will result in the assessment of late charges and interest as specified under paragraph
         6.01 of this Lease.

                         SECTION 5: MANNER OF PAYMENT

 5.01 The Base Rent, additional rent and all other charges payable by Tenant hereunder will be paid promptly when due, without relief from valuation laws, notice or demand therefor, and without deduction, abatement, counterclaim or setoff for any reason whatsoever, except as otherwise provided herein. All amounts payable by Tenant to Landlord under the provisions of this Lease will be paid by Tenant in lawful money of the United States at the place herein provided for notices to Landlord or at such other place or to such other person as Landlord may from time to time designate by notice to Tenant.

                        SECTION 6: DELINQUENT PAYMENTS

 6.01 If Tenant neglects or fails to pay within ten (10) days after the date it receives a written notice from Landlord that the same is due and payable, any Base Rent, additional rent or any other amount required to be paid to Landlord under this Lease, Tenant shall pay to Landlord, in addition to such unpaid amounts, a late payment charge and interest upon such unpaid amounts from ten (10) days after the due date thereof to the date of payment at the Applicable Rate as defined in subparagraph (ii) of this paragraph 6.01; provided, however, Landlord shall not be obligated to give Tenant the aforesaid notice more often than twice during any twelve (12) month period during the Term of this Lease.

              (i) Late Payment Charges. Tenant acknowledges that late payment by Tenant to Landlord of Base Rent or additional rent or any other amount required to be paid to Landlord under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult and impracticable to ascertain. Such administration costs include, without limitation, processing and accounting charges and late charges that may be imposed upon Landlord by virtue of its debt obligations. Accordingly, if Tenant fails to make any of such payments within ten (10) days after Tenant's receipt of written notice from Landlord that such payment is due (provided, however, Landlord shall not be obligated to furnish Tenant the foregoing notice more often than twice during any twelve (12) month period during the Term of this Lease), Tenant shall pay a late charge (in addition to the interest payable under subparagraph (ii) below) equal to Two Hundred Fifty Dollars ($250.00). The parties acknowledge that such late charge represents a fair and reasonable estimate of the administrative costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

             (ii) Interest Charge; Applicable Rate. If Tenant neglects or fails to pay, within five (5) days after the date the same is due and payable, any Base Rent, additional rent or any other amount required to be paid to Landlord under this Lease, Tenant will pay an interest charge on all such unpaid amounts (other than the late payment charge) at an applicable rate per annum equal to two percent (2%) over the prime interest rate charged by Comerica Bank of Detroit ("Comerica Prime") to its best commercial customers on the date when the sum becomes due, but not in excess of the maximum interest rate permitted by law. This obligation to pay late charges and interest will exist in addition to and not in lieu of the other default provisions in this Lease.

             (iii) Maximum Charge. Notwithstanding the foregoing provisions of this Section, in no event shall the amounts charged under this Section exceed the maximum amount which may be lawfully charged by Landlord under applicable law. In the event the amounts provided for under this Section shall exceed such lawful charge, then the amounts payable under this Section shall be reduced to the maximum amount of such lawful charge.

                                  SECTION 7:

7.01     [INTENTIONALLY OMITTED]

                    SECTION 8: BREACH; INSOLVENCY; REENTRY

 8.01 If any rental payable by Tenant to Landlord remains unpaid for more than ten (10) days after Tenant's receipt of written notice of nonpayment or if Tenant violates or defaults in the performance of any of its non-monetary obligations in this Lease (including the Rules and Regulations) and the non-monetary violation or default continues for a period of thirty (30) days after Tenant's receipt of written notice, then Landlord may (but will not be required to) declare this Lease forfeited and the Term ended, or reenter the Premises, or may exercise all other remedies available under Michigan law. If any non-monetary default is one that will reasonably require more than thirty (30) days to correct, Tenant shall not be deemed to be in default hereof if, after receiving written notice of non-performance from Landlord, Tenant has promptly commenced the curing of such default and is diligently pursuing the same to completion. Except for the negligence or intentional act or omission of Landlord, its agents, contractors or employees, Landlord will not be liable for damages to person or property by reason of any legitimate reentry or forfeiture. In the event of reentry by Landlord without declaration of forfeiture, the liability of Tenant for the rent provided herein will not be relinquished or extinguished for the balance of the Term, and any rentals prepaid may be retained by Landlord and applied against the costs of reentry or as liquidated damages, or both. Tenant will pay, in addition to the rental and other sums agreed to be paid hereunder, reasonable attorneys' fees, costs and expenses in any suit or action instituted by or involving Landlord to enforce the provisions of or the collection of the rentals due Landlord under this Lease, including, subject to applicable law, any proceeding under the Federal Bankruptcy Code.

 8.02 Subject to the provisions set forth in this Section 8.02, if Tenant is adjudged bankrupt or insolvent, files or consents to the filing of a petition in bankruptcy under Federal or State law, applies for or consents to the appointment of a receiver for all or substantially all of its assets, makes a general assignment for the benefit of its creditors, fails generally to pay its debts as they become due, or does anything which under the applicable provisions of the Federal Bankruptcy Code would permit a petition to be filed by or against Tenant, then Tenant shall be in default under this Lease and, to the extent from time to time permitted by applicable law, including but not limited to the Federal Bankruptcy Code, Landlord shall be entitled to exercise all remedies set forth in the preceding paragraph in this Section 8. If terminated under applicable non-bankruptcy law prior to the order for relief, this Lease may not be assumed or assigned by the debtor or trustee. In a case under any chapter of the Federal Bankruptcy Code, the debtor or trustee must assume this Lease or assign it within sixty (60) days from the filing of the proceeding or he shall be deemed to have rejected and terminated this Lease. Tenant acknowledges that its selection to be a tenant of the Building was premised in material part on Landlord's determination of Tenant's creditworthiness and ability to perform the economic terms of this Lease and Landlord's further determination that Tenant and the character of its occupancy and use of the Premises would be compatible with the nature of the Building and the other tenants thereof. Therefore, if Tenant as debtor or its trustee elects to assume or assign this Lease, in addition to complying with all other requirements for assumption or assignment under the Federal Bankruptcy Code, then Tenant as debtor, or its trustee or assignee, as the case may be, must also provide adequate assurance of future performance, including but not limited to a deposit, the amount of which shall be reasonably determined based on the duration of time remaining in the Term, the physical condition of the Premises at the time the proceeding was filed and such damages as may be reasonably anticipated after reinstatement of the Lease, taking into account rental market conditions at the time of the reinstatement. In the event of an assignment, Landlord must be assured that the financial condition of the assignee is sound and that its use of the Premises will be compatible with the Building and its other tenants. The provisions of this Section 8.02 shall be enforced to the full extent permitted under the applicable provisions of the Federal Bankruptcy Code.

 8.03 In the event of declaration of forfeiture at or after the time of reentry, Landlord may re-lease the Premises or any portion(s) of the Premises for a term or terms and at a rent which may be less than or exceed the balance of the Term and the rent reserved under this Lease. In such event Tenant will pay to Landlord, as liquidated damages for Tenant's default, any deficiency between the total rent reserved and the net amount, if any, of the rents collected on account of the lease or leases of the Premises which otherwise would have constituted the balance of the Term of this Lease. In computing such liquidated damages, there will be added to the deficiency any reasonable expenses which Landlord may incur in connection with re-leasing, such as legal expenses, attorneys' fees, brokerage fees and expenses, advertising and for keeping the Premises in good order or for preparing the Premises for re-leasing. Any such liquidated damages will be paid in monthly installments by Tenant on the Rent Day and any suit brought to collect the deficiency for any month will not prejudice Landlord's right to collect the deficiency for any subsequent month by a similar proceeding.

 8.04 Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant shall each have the duty and obligation to mitigate, in every reasonable manner, any and all damages that may or shall be caused or suffered by virtue of defaults under, or violations of any of the terms and provisions of, this Lease committed by the other party.

                  SECTION 9: FACILITIES; UTILITIES; SERVICES

 9.01 The following specifically described utilities and services shall be furnished by Landlord and shall be directly paid for by Tenant if separately metered or billed, or otherwise as a part of the Operating Expenses:

         (i) Electrical current at all times for lighting and other uses consistent with the use described in Paragraph G of the Summary.

         (ii) Heat and air conditioning seven (7) days a week without any increase in cost for after hours or weekend use.

         (iii) Hot and cold water at all times in reasonable quantities for normal drinking, lavatory and restroom purposes.

         (iv) Tenant shall not, without the prior written consent of Landlord, use any apparatus or device in the Premises which will in any way increase the amount of any utility service used over the amount usually furnished, consumed or supplied for uses consistent with the Permitted Use. If Tenant shall require any excess utility service in excess of normal office use, Tenant shall first obtain the written consent of

                 Landlord to the use and make separate arrangements for payment of the additional services.

         (v) To the extent that any utility services are separately metered for the Premises, Tenant shall arrange for separate billing of such services, Tenant shall directly pay the provider therefor and the cost of such services shall not be included in the Operating Expenses. Landlord represents and warrants that all utility services serving the Premises are separately metered. Landlord further represents and warrants that the Premises are serviced by its own HVAC system and that such system will be in good operating condition and repair on the date that Landlord delivers possession of the Premises to Tenant.

         (vi) Janitorial services within the Premises as described in attached Exhibit "D".

                 SECTION 10: INJURIES TO PERSONS AND PROPERTY

10.01 Except for the negligence or intentional acts or omissions of Landlord, its agents, contractors or employees, Landlord will not be liable for injury to person or property arising out of the acts, omissions or neglect of any tenant, its servants, agents, employees, invitees, visitors or licensees, or other occupants of or visitors to the Building or the Premises, or of any person in or about the Building or the Premises, or of owners or occupants of or persons on or about surrounding properties; nor for injury to persons or property arising out of patent or latent defects (other than any such defects relating to the Tenant Improvements performed by Landlord), structural or otherwise, in the Building or any appurtenance thereof, or arising out of the condition or the Building, or by or from the bursting, stoppage or leaking of or from any pipes or drains, or from the malfunctioning of any utility, facility or installation.

10.02 Except for the negligence or intentional acts or omissions of Landlord, its agents, contractors or employees, Tenant, at its expense, will defend, indemnify and save Landlord, its licensees, servants, agents, employees and contractors harmless from any loss, damage, claim of damage, liability or expense to or for any person or property at law or in equity, whether based on contract, tort, negligence or otherwise, arising directly or indirectly out of or in connection with the condition of the Premises, the use or misuse thereof by Tenant or any other person, the acts or omissions of Tenant, its licensees, servants, agents, employees or contractors, the failure of Tenant to comply with the Rules and Regulations or with any other provision of this Lease on the part of Tenant to be performed, or any event on the Premises whatever the cause.

10.03 Except for the negligence or intentional acts or omissions of Landlord, its agents, contractors or employees, all property kept, stored or maintained by Tenant in and about the Premises will be kept, stored or maintained at the sole risk of Tenant and Landlord will not be responsible for any property entrusted to employees of Landlord. All individuals performing janitorial services within the Building or the Premises shall be bonded.

10.04 Except for the negligence or intentional acts or omissions of Tenant, its agents, contractors, guests, invitees or employees, Landlord, at its expense, will defend, indemnify and save Tenant, its licensees, servants, agents, employees, directors, officers and contractors harmless from any loss, damage, claim of damage, liability or expense to or for any person or property, at law or in equity, and whether based on contract, tort, negligence of otherwise (collectively, "Claims"), arising out of or in connection with the (i) condition of the Building or the Real Estate, (ii) the Tenant Improvements performed by Landlord pursuant to the terms hereof, (iii) any repairs made by Landlord or on behalf of Landlord in the Premises or the Building or on the Real Estate, or (iv) Landlord's operation of the Building or the Real Estate (provided, however, in each case that the Claims are attributable to Landlord's negligent or intentional acts or omissions) or arising out of any default by Landlord hereunder.

                            SECTION 11: INSURANCE

11.01 Tenant will not do anything which in any way will tend to increase the insurance rates of the Building. Tenant agrees to pay, as additional rent, any increase in premiums for insurance that may be charged during the Term on the amount of insurance carried by Landlord on the Building resulting from the use and occupancy of the Premises by Tenant, whether or not Landlord has consented to such use and occupancy, provided Tenant's use of the Premises for general office purposes shall not be deemed a cause for the increase in premiums under any of Landlord's insurance coverages.

11.02 Tenant, during the entire Term, will keep in full force and effect comprehensive general liability insurance with respect to the Premises, with contractual liability endorsement, in which the limits of liability are not less than the amounts set forth in Paragraph F of the Summary, and with a company or companies having not less than an "A" rating by A.M. Best Company. Landlord will be named as an additional insured under all such insurance policies (which shall contain cross-liability endorsements) and a current certificate evidencing such coverage and any renewals thereof will be furnished to Landlord once a year. If Tenant fails to keep such insurance in force, Landlord, at Tenant's reasonable expense, may secure such insurance and the premium will be paid as additional rent by Tenant within ten (10) days after receipt of an invoice therefor.

11.03 Landlord shall provide and keep in force throughout the Term commercial general liability insurance with respect to Landlord's operation of the Building and the Real Estate, for bodily injury or death and for damage to property of others, with policy limits of not less than those required to be maintained by Tenant hereunder. Landlord shall also during the Term provide and keep in force so called "all risk" fire insurance (including the standard extended coverage endorsement for perils and leakage from fire protective devices) in respect of the Building and to the extent of its full replacement value, as reasonably estimated by Landlord or required by its mortgagee from time to time. Landlord may procure such other insurance as it shall deem desirable or its mortgagee shall require. Insurance effected by Landlord shall be subject to such deductibles and exclusions as Landlord or its mortgagee shall determine to be reasonable, but not to exceed Ten Thousand Dollars ($10,000.00). Such insurance shall not cover Tenant's personal property nor alteration to the Premises other than the Tenant Improvements. Landlord shall maintain the foregoing insurance coverages with a company or companies having not less than a "A" rating by A.M. Best Company. Tenant shall be named as an additional insured on all of Landlord's commercial general liability policies (which shall contain cross-liability endorsements) and a current certificate evidencing such coverage and any renewals thereof shall be furnished to Tenant at least once a year. Landlord's commercial liability insurance shall contain a contractual liability endorsement.

                              SECTION 12: DAMAGE

12.01 If any part of the Premises or the Building is damaged by fire or other casualty, Landlord, at its sole cost and expense, unless it elects to terminate this Lease pursuant to this Section 12, will proceed with reasonable speed to repair the Premises or the Building, as the case may be (i) to a condition substantially equal to the condition of the Premises or the Building existing immediately prior to such damage or destruction, (ii) pursuant to all applicable requirements of law and duly constituted governmental authority, and (iii) in the case of the Premises, in accordance with specifications, working plans and drawings prepared by Landlord, at its sole cost and expense, and approved in advance by Tenant, which appeal shall not be unreasonably withheld or delayed. If such damage makes the Premises untenantable and was not caused by any act, neglect or default of Tenant, its servants, agents, employees, visitors or licensees, there will be an equitable abatement of rent for the period during which and to the extent that the Premises are untenantable and until Landlord fully repairs and restores the Premises and the Building to a condition substantially equal to the condition thereof which existed immediately prior to that fire or other casualty (or to the condition otherwise approved by Tenant). In the event the Building is damaged or destroyed to the extent of more than fifty percent (50%) of the replacement value thereof, Landlord will have the right to elect to demolish, rebuild or reconstruct the Building if it is damaged by fire or other casualty and, if Landlord so elects, whether or not the Premises have been damaged, this Lease may be terminated by Landlord upon written notice to Tenant and the rent will be adjusted to the date of the fire or other casualty. If repair of the Premises is delayed by Tenant's failure to adjust its own insurance claim, there will be no abatement of rent for the period of such delay. Notwithstanding anything to the contrary contained herein, in the event Landlord has not completed the repairs and restoration of the Premises and/or the Building within eight (8) months after the date of such damage or destruction, then Tenant, at its option, may cancel and terminate this Lease upon ten (10) days written notice to Landlord. Further, if the Building shall be damaged or destroyed to the extent of more than thirty-five percent (35%) of the replacement cost thereof within twenty-four (24) months of the expiration of the Term of this Lease, as the same may have been extended, either Landlord or Tenant shall have the right to terminate this Lease as of the date of such damage or destruction by giving written notice to the other party within thirty (30) days following such damage or destruction, unless Tenant, within thirty (30) days following the receipt of such notice from Landlord shall exercise an option to extend the Term of this Lease pursuant to Section 2 hereof. If this Lease is terminated pursuant to this Section 12, Landlord and Tenant shall each be released from its respective liability and obligations hereunder accruing from and after the date of such damage or destruction.

                           SECTION 13: ALTERATIONS

13.01 Tenant will not alter, add to or improve the Premises without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld or delayed so long as the proposed alteration, addition or improvement does not involve modifications of any structural elements of the Premises. All alterations, additions, improvements and related work performed by Tenant (or pursuant to its authority) shall be performed in accordance with all applicable laws, rules, regulations and ordinances and between such hours and by such contractors and mechanics as may be approved by Landlord. All alterations, additions, improvements and replacements made or provided by either party on the Premises, except movable furniture, trade fixtures and other personal property provided at Tenant's expense, will be the property of Landlord and will remain on and be surrendered with the Premises upon termination, without damage. Tenant will keep the Premises free of liens of any sort in connection with work done on the Premises by Tenant (or pursuant to its authority). Notwithstanding anything to the contrary contained in this Section 13, Tenant shall be permitted to make interior, non-structural alterations, additions or improvements to the Premises, other than those pertaining to the HVAC or plumbing systems, without obtaining Landlord's consent therefor, provided the cost of any such alterations, additions or improvements shall not exceed Ten Thousand Dollars ($10,000.00) during any lease year during the Term hereof.

                         SECTION 14: CARE OF PREMISES

14.01 Except as otherwise provided in this Lease, Landlord, during the Term of this Lease, including any extension thereof, shall properly maintain and make all necessary repairs and replacements to (i) the entire Building and Premises, including the windows, doors, roof, outer walls and structural portions thereof, (ii) the electrical, plumbing, heating, ventilating and cooling and other mechanical systems whether located inside or outside the Building, and whether serving the Premises or the common areas of the Building and (iii) the common areas on or about the Real Estate and/or Building, including all of the parking areas on or about the Real Estate. Landlord shall be responsible for all repairs and maintenance to the Real Estate and Building whether as a result of ordinary wear and tear or resulting from fire, casualty or acts of God. It is understood and agreed that Tenant shall have no responsibility for the repair of any of the electrical, plumbing, heating, ventilating and cooling or other utility systems serving the Premises, the obligations for such repairs being the sole responsibility of Landlord. In addition to the foregoing, Landlord hereby warrants any Tenant Improvements constructed by Landlord to be free from defects in workmanship and materials for a period of twelve (12) months after the Commencement Date. If any repairs to, or replacement of any Tenant Improvements constructed by Landlord are needed within twelve (12) months after the Commencement Date, all such repairs shall be performed by Landlord and/or its contractors, at Landlord's sole cost and expense without reimbursement from Tenant so long as said repairs are not necessitated by Tenant's negligent acts or omissions.

         Landlord agrees, during the Term hereof, to operate, manage and maintain in good operating condition and repair, clean and free from rubbish, debris, dirt, snow and ice, adequately drained in a safe sanitary condition, all of the common area lighting facilities, landscaping, parking and other common areas on or about the Real Estate. Landlord agrees to keep all of the parking area lights on each night from dusk until at least 11:00 p.m to the extent permitted by applicable law. In addition, such parking lights shall be on from 6:00 a.m. until daylight.

14.02 Except as otherwise provided in this Lease, Tenant, at its sole expense, will keep the Premises, including, without limitation, all Tenant's personal property, fixtures and equipment, at all times in good, sanitary and safe condition and repair in accordance with the laws of the State of Michigan and in accordance with all directions, rules and regulations of the health officer, fire marshal, building inspector or other proper officers of the governmental agencies having jurisdiction, and Tenant will comply with all requirements of law, ordinance or otherwise affecting the Premises. Tenant, at its expense, will repair (or replace as needed) all damage to the Premises, the Building, the common areas of the Building or its fixtures and equipment, caused by the act, neglect or default of Tenant, its servants, agents, employees, visitors or licensees, except to the extent such repairs would be covered by the insurance Landlord is required to carry pursuant to the terms of this Lease. If Tenant fails to make such repairs and/or replacements, if any, and provided Landlord gives Tenant ten (10) days prior written notice of any such repairs and provided further that Landlord in the performance of any such repairs does not unreasonably interfere with the conduct of Tenant's business, Landlord may do so at Tenant's reasonable expense by such contractors and mechanics as may be employed by Landlord and the sole cost will be paid by Tenant, as additional rent, to Landlord within thirty (30) days after receipt of Landlord's detailed invoice. Tenant will permit no waste or nuisance upon or damage or injury to the Premises or utilities supplied thereto.

              SECTION 15: USE OF PREMISES; RULES AND REGULATIONS

15.01 The Premises will be used for the purpose described in Paragraph G of the Summary and for no other or added purposes without the prior written approval of Landlord. In no event may Tenant use or permit the use of any part of the Premises or the common areas in violation of the Rules and Regulations, described in paragraph 15.02, or any laws, ordinances, rules or regulations of any municipal, county, state or federal body, including, without limitation the Americans with Disabilities Act.. Tenant will not conduct its business in any manner prohibited by any code or principles of that business and in no event in any manner prohibited by law. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to reasonably prescribe the weight and position of all equipment, furniture, file cabinets and other heavy objects, which must be placed and maintained by Tenant at Tenant's expense, in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance. Notwithstanding anything contained in this Lease to the contrary, Tenant may not use the Premises nor permit any other person or entity to use the Premises for purposes of engaging in any of the following activities: abortion, abortion rights advocacy, the sale of sexually explicit materials, sterilization, euthanasia or assisted suicide.

15.02 The Rules and Regulations applicable to the Building are contained in Exhibit "C" which is an integral part of this Lease, provided such Rules and Regulations shall apply uniformly to all tenants of the Building. Landlord may change the Rules and Regulations if it reasonably feels the changes are appropriate, and Tenant agrees to comply with and abide by the Rules and Regulations as so amended, provided such Rules and Regulations, as amended, shall apply uniformly to all of the tenants in the Building.

                        SECTION 16: ACCESS TO PREMISES

16.01 Upon reasonable prior written notice to Tenant (except in the event of an emergency, and then at any time), Tenant will permit Landlord and its agents access to the Premises during all normal business hours for the purpose of examining the Premises, maintaining existing pipes and conduits in and through the Premises and making any repairs, alterations or additions which Landlord may deem necessary for the safety, preservation or improvement of the Premises or the Building. Landlord will be allowed to take all material into the Premises that may be reasonably required for such work and to perform such acts without the same constituting an eviction of Tenant in whole or in part, provided Landlord shall not unreasonably interfere with the conduct of Tenant's business. The rent will not abate while the repairs, alterations, improvements or additions are being made unless any such repairs (i) extend over a period of more than three (3) consecutive business days; and (ii) preclude Tenant from conducting its business in a commercially reasonable manner within the Premises for a period of more than three (3) consecutive business days, in which case fifty percent (50%) of the Base Rent shall be abated in proportion to the percentage of the Premises that cannot be used for Tenant's business in a comercially reasonable manner. Said rent abatement shall be for that period beyond three (3) consecutive business days during which Tenant is precluded from using the applicable portion of the Premises for Tenant's business in a commercially reasonable manner as a result of any repairs, alterations, improvements or additions being made by Landlord. Notwithstanding anything contained herein to the contrary, in no event shall rent abate if repairs or replacements to the Premises or any other portion of the Building are necessitated by Tenant's negligence or breach of this Lease.

                          SECTION 17: EMINENT DOMAIN

17.01 If any part of the Premises or more than fifteen percent (15%) of the parking areas are taken by any public authority under power of eminent domain or by private sale or conveyance in lieu of eminent domain, this Lease will terminate as of the date of such taking or sale and Tenant may receive a pro rata refund of any rent paid in advance. Landlord reserves the right, however, to elect to demolish, rebuild or reconstruct the Building if any portion of the Building is so taken, or to cease operation of the Building if such material part of the parking for the Building is taken that Landlord determines, in its discretion, that it would be uneconomic to continue operation of the Building; and, if Landlord so elects, whether or not the Premises are involved in the taking, this Lease may be terminated by Landlord on written notice to Tenant and the rent will be adjusted to the date Tenant's possession of the Premises is terminated. All damages awarded for the taking will belong to and be the property of Landlord regardless of the basis on which they are awarded, but Landlord will not be entitled to any portion of the award made to Tenant for removal and installation of fixtures or moving expenses and loss of business.

                     SECTION 18: ASSIGNMENT OR SUBLETTING

18.01 Tenant agrees not to assign or in any manner transfer this Lease or any interest in this Lease without the previous written consent of Landlord, and not to sublet the Premises or any part of the Premises or allow anyone to use or to come in with, through or under it without like consent. In no event may Tenant assign or otherwise transfer this Lease or any interest in this Lease at any time while in default thereunder. One such consent will not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by any other person. Tenant may, however, assign this Lease to a corporation with which it may merge or consolidate, to any parent or subsidiary of Tenant or subsidiary of Tenant's parent, or to a purchaser of substantially all of Tenant's assets if the assignee executes an agreement required by Landlord assuming Tenant's obligations. The acceptance of rent from an assignee, subtenant or occupant will not constitute a release of Tenant from the further performance of the obligations of Tenant contained in this Lease. Tenant acknowledges that Landlord selected Tenant and other occupants of the Building in part on the basis of compatibility of use and occupation of the Building and agrees that Landlord may withhold consent, if required, to any proposed sublease or assignment if the subtenant's or assignee's business or proposed use of the Premises would be inconsistent with the character of the Building and its other tenants, including, without limitation, if such business or use would involve excessive parking demands and/or usage.

                            SECTION 19: SURRENDER

19.01 At the expiration (or earlier termination) of the Term, Tenant shall surrender the Premises broom clean and in as good condition and repair as they were at the time Tenant took possession, reasonable wear and tear and casualty excepted, and promptly upon surrender will deliver all keys and Building security cards for the Premises to Landlord at the place then fixed for payment of rent. Any reasonable costs and expenses incurred by Landlord in connection with repairing any damage to the Premises occasioned by the removal of Tenant's personal property therefrom, together with the reasonable costs, if any, of removing from the Premises any personal property of Tenant left therein, shall be invoiced to Tenant and shall be payable as additional rent within thirty (30) days after receipt of Landlord's detailed invoice.

                                 SECTION 20:

         REMOVAL OF TENANT'S PROPERTY UPON EXPIRATION OR TERMINATION

20.01 If Tenant fails to remove all its personal property (or property of others in its possession) from the Premises within three (3) days following the expiration or termination of this Lease (for any cause), Landlord, at its option, may remove the property in any reasonable manner that it chooses and may store the property without liability to Tenant. Tenant agrees to pay Landlord, in accordance with Section 19 hereof, any and all reasonable expenses incurred in such removal, including court costs, attorneys' fees and storage charges on the property for any length of time it is in Landlord's possession. Under no circumstances will Landlord be obligated to retain any property left on the Premises or in Landlord's possession for more than three (3) days following the expiration or earlier termination of this Lease and Landlord may dispose of the property in any manner it deems necessary, including public or private sale or by destruction, discard or abandonment, and the proceeds of any such sale will be applied against any sums due Landlord under this Lease.

                                  SECTION 21

21.01    [INTENTIONALLY OMITTED]

                           SECTION 22: HOLDING OVER

22.01 If Tenant remains in possession of the Premises after the expiration of this Lease without executing a new lease, it will be deemed to be occupying the Premises as a tenant from month to month, subject to all the provisions of this Lease to the extent that they can be applicable to a month-to-month tenancy, except that the Base Rent for each month will be one hundred fifty percent (150%) of the regular monthly installments of Base Rent last in effect as shown in Paragraph C of the Summary. Nothing herein shall be construed or deemed to constitute a consent by Landlord to Tenant holding over, nor a waiver by Landlord of its rights to remove or evict Tenant by reason of the expiration of the Term.

               SECTION 23: SUBORDINATION; ESTOPPEL CERTIFICATES

23.01 Tenant agrees that Landlord may choose to make this Lease subordinate or paramount to any construction loans, mortgages, trust deeds and ground or underlying leases now or hereafter affecting the Premises and to any and all advances to be made thereunder, and to the interest and charges thereon, and all renewals, replacements and extensions thereon, provided the mortgagee, lessor or trustee named in any such mortgages, trust deeds or leases agrees to recognize this Lease and Tenant's rights hereunder in the event of foreclosure if Tenant is not in default. Tenant will execute promptly any instrument or certificate that Landlord may request to confirm such subordination, provided any such instrument or certificate is in a form and substance reasonably acceptable to Tenant. Within thirty
         (30) days following the date hereof, Landlord shall furnish Tenant with a subordination and non-disturbance agreement, executed by the mortgagee under any mortgage covering the Building and Real Estate, which shall be in a form and substance reasonably acceptable to Tenant.

23.02 Tenant, within fifteen (15) days after reasonable request by Landlord, will execute and deliver to Landlord an estoppel certificate identifying the Commencement Date and expiration date of the Term and stating that this Lease is unmodified and in full force and effect or is in full force and effect as modified, stating the modifications and stating that Tenant does not claim that Landlord is in default in any way or listing any such claimed defaults. The certificate also will confirm the amount of monthly Base Rent and additional rent as of the date of the certificate, the date to which the rent has been paid in advance and the amount of any security deposit or prepaid rent.

                         SECTION 24: QUIET ENJOYMENT

24.01 Landlord agrees that Tenant may peaceably and quietly enjoy the Premises, subject to the terms, provisions, covenants, agreements, stipulations, rules and conditions of this Lease, without disturbance or hindrance by any person holding under or through Landlord, if Tenant pays the Base Rent and additional rent and observes and performs all the provisions of this Lease and the Rules and Regulations.

                  SECTION 25: NO REPRESENTATIONS BY LANDLORD

25.01 Except as expressly stated in this Lease, Landlord makes no representations with respect to the Premises or the Building and, by taking possession of the Premises, Tenant will be deemed to have accepted the Premises and the Building in the condition then existing.

25.02 Landlord represents and warrants, to the best of its current actual knowledge, based on and except as set forth in the Phase I Environmental Site Assessment, dated March 30, 1998, and prepared by Atwell-Hicks, Inc., a copy of which has been delivered to Tenant, no leak, spill, release, discharge, emission or disposal of hazardous or toxic substances has occurred on the Real Estate or in the Building prior to the date hereof and that the soil, ground water and soil vapor on or under the Building and the Real Estate are free of toxic or hazardous substances and further Landlord represents and warrants that there are no asbestos containing materials located within the Building. Landlord agrees to indemnify, defend and hold Tenant and its directors, officers, employees and agents harmless from any claims, judgments, damages, penalties, fines, liabilities (including sums paid in settlement of claims) or reasonable costs, including attorneys fees, which arise prior, during or after the Term of this Lease from or in connection with the presence or suspected presence of toxic or hazardous substances in the soil, ground water or soil vapor on or under the Real Estate or within the Building, unless such toxic or hazardous substances are present as a result of the negligence or willful act or omission of Tenant, its agents, contractors, guests, invitees or employees. Landlord agrees that Tenant shall have absolutely no obligation to remediate or otherwise clean up or remove any toxic or hazardous substances from any portion of the Building or the Real Estate (unless the same is present on or about the Building or the Real Estate as a result of the negligence or intentional acts or omissions of Tenant, its agents, contractors, guests, invitees or employees), or incur any costs in connection therewith, it being understood and agreed that such obligation is the sole responsibility of Landlord. Landlord's obligation to indemnify Tenant under this Section 25 shall survive the expiration or earlier termination of this Lease.


25.03 Tenant shall not keep any toxic or hazardous substances (as such terms are defined under applicable law) in the Premises, provided the terms "toxic" and "hazardous substances" shall not be deemed to include items customarily kept in offices of the type and kind in which Tenant operates, unless the maintenance of such items in the Premises would be prohibited by applicable law. If, however, any such items kept in the Premises result in the contamination thereof, Tenant shall take all reasonable actions, at its sole cost and expense, to return the Premises and the Building to the condition existing prior to the introduction of those items therein. Tenant agrees to indemnify, defend and hold Landlord and its agents and employees harmless from any claims, judgments, damages, penalties, fines, liabilities

         (including sums paid in settlement of claims) or reasonable costs, including attorneys fees, which arise prior to, during or after the Term of this Lease, from or in connection with the presence or suspected presence of toxic or hazardous substances in the soil, ground water or soil vapor on or under the Real Estate or the Building as a result of the acts of Tenant, its agents, contractors or employees, unless such toxic or hazardous substances are present as a result of the negligence, or willful act or omission of Landlord, its agents, contractors, guests, invitees or employees. Tenant's obligation to indemnify Landlord under this Section 25.03 shall survive the expiration or earlier termination of this Lease.

                SECTION 26: LANDLORD'S RIGHT TO CURE DEFAULTS

26.01 Subject to, and except as otherwise provided under the other terms and conditions of this Lease, if Tenant defaults in the performance of any provision of this Lease or the Rules and Regulations, Landlord will have the right to cure such default for the account of Tenant upon ten (10) days prior written notice to Tenant, and Tenant, within thirty (30) days after being billed, will reimburse Landlord, as additional rent, for any reasonable expenditure made by Landlord in order to cure such default, together with interest as provided in Section 6 if the reimbursement is not made when due.

                      SECTION 27: WAIVER OF SUBROGATION

27.01 Landlord and Tenant hereby waive any and all right of recovery against each other for any loss or damage caused by fire or any other casualty covered by the fire and extended property insurance coverage, vandalism and malicious mischief insurance policies carried (pursuant to the terms hereof) by Landlord with respect to the Building and carried by Tenant with respect to Tenant's fixtures and the contents of the Premises.

                        SECTION 28: BILLS AND NOTICES

28.01 Bills, statements, notices or communications which Landlord may desire or be required to give to Tenant will be deemed sufficiently given or rendered only if in writing, sent by registered, certified or first class mail (with respect to bills only), postage prepaid, addressed to Tenant at the address set forth on the cover page of this Lease or at such other address as Tenant designates by written notice, and the time of the rendition of a bill or statement and of the giving of a notice or communication will be deemed to be the time when received by Tenant. Any notice by Tenant to Landlord must be served by registered or certified, postage prepaid, addressed to Landlord at the address set forth on the cover page of this Lease or at such other address as Landlord designates by written notice. Rejection or refusal to accept or the inability to deliver because of a changed address of which no notice was given shall be deemed to be receipt of the notice, demand, request or other instrument.

                  SECTION 29: MOVEMENT OF TENANT'S PROPERTY

29.01 All activities of Tenant in connection with (a) Tenant's move into the Premises at the commencement of this Lease, (b) the movement of equipment, furniture or other bulky items into, out of or within the Premises during the Term, or (c) Tenant's move out of the Premises at any time (whether or not on the expiration of this Lease) will be subject to the following:

              (i) all furniture, equipment and all other items of personal property being moved or transferred will enter and leave the Building solely through and by way of such area or entrances as may be reasonably designated from time to time by Landlord for such purposes;

             (ii) Tenant will be responsible for the active supervision (on-site) of all workmen and others performing the move, and will indemnify and hold harmless Landlord against and from all liability for damage to property (whether belonging to Landlord, other tenants or any other person) and injuries to persons in connection with the move and the actions or failure to act of or by those performing the move;

             (iii) Tenant will be responsible for any damage to the Building, the common areas thereof, the Premises or the premises and property of other tenants, caused by or incurred in connection with the move or the activities connected therewith. Landlord will perform such inspection(s) as Landlord in its sole discretion determines to be appropriate, and will invoice Tenant for the repair of all such damage or the replacement, if necessary, of damaged items. Any determinations of the extent of damage and the costs of repair or replacement will be made by Landlord in its sole reasonable discretion. The invoiced sums, if any, will constitute amounts included within and payable under paragraph 4.05 of this Lease.

                         SECTION 30: NAME OF BUILDING

30.01 Upon sixty (60) days prior written notice to Tenant, Landlord may name the Building and change the name of the Building and will not be responsible for costs or damages, if any, claimed by Tenant as a consequence thereof.

                    SECTION 31: PREVENTING REMOTE VESTING

31.01 Notwithstanding any other provisions of this Lease, if the Term of this Lease does not commence within six (6) months from the date hereof, this Lease will be deemed terminated six (6) months from the date hereof without necessity of any notice or act by Landlord or Tenant. It is the intention of this Section to prevent this Lease from becoming unenforceable by reason of any claim that it might violate the rule against perpetuities.

                     SECTION 32: DEFINITION OF LANDLORD; LANDLORD'S LIABILITY

32.01 The term "Landlord" as used in this Lease, so far as covenants, agreements, stipulations or obligations on the part of the Landlord are concerned, is limited to mean and include only the owner or owners of fee title (or of a ground leasehold interest) to the Premises at the time in question and, in the event of any transfer or transfers of the title to such fee, Landlord herein named (and, in case of any subsequent transfers or conveyances, the then grantor) will automatically be freed and relieved from and after the date of such transfer or conveyance of all personal liability for the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.

32.02 If Landlord fails to perform any provision of this Lease upon Landlord's part to be performed and if as a consequence of such default Tenant recovers a money judgment against Landlord, such judgment may be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Premises and out of rents or other income from such property receivable by Landlord and Landlord shall not be personally liable for any deficiency.

                                  SECTION 33

33.01    [INTENTIONALLY OMITTED]

                                  SECTION 34

34.01   [INTENTIONALLY OMITTED]

                             SECTION 35: GENERAL

35.01 Many references in this Lease to persons, entities and items have been generalized for ease of reading. Therefore, references to a single person, entity or item will also mean more than one person, entity or thing whenever such usage is appropriate (for example, "Tenant" may include, if appropriate, a group of persons acting as a single entity or as tenants-in-common). Similarly, pronouns of any gender should be considered interchangeable with pronouns of other genders.

35.02 All agreements and obligations of Tenant under this Lease are joint and several in nature. Any waiver or waivers by either party of any of the provisions of this Lease will not constitute a waiver of any later breach of that provision, and any consent or approval given by either party with respect to any act, neglect or default by the other party will not waive or make unnecessary waiving party's consent or approval with respect to any later similar act, neglect or default by the other party.

35.03 Topical headings appearing in this Lease are for convenience only. They do not define, limit or construe the contents of any paragraphs or clauses.

35.04 This Lease can be modified or amended only by a written agreement signed by Landlord and Tenant.

35.05 All provisions of this Lease are and will be binding on the heirs, executors, administrators, personal representatives, successors and assigns of Landlord and Tenant.

35.06 The laws of the State of Michigan will control in the construction and enforcement of this Lease.

35.07 Whenever the approval or consent of either party is required hereunder, such approval or consent shall not be unreasonably delayed, withheld or conditioned.

35.08 In the event that either party shall be delayed or hindered in or prevented from the performance of any act (other than the payment of Base Rent or additional rent under the terms of this Lease) by reason of riots, strikes, labor troubles, inability to produce materials or other reason not the fault of the party delayed in performing the work or performing the acts required under the terms of this Lease, including delays caused by the acts of the other party, performance of such acts shall be excused for the period of delay and the period for the performance of any such acts shall be extended for a period equivalent to the period of such delay, provided the foregoing shall not be deemed to excuse the Landlord from completing Tenant's Improvements by the Possession Date.

35.09 Except for the commissions due and payable to Pankhurst Properties, Inc., and J.E. DeWald & Associates, Landlord and Tenant each represents and warrants that there are no claims for brokerage commissions or finders' fees in connection with the execution of this Lease, and each of the parties agrees to indemnify the other party against and hold it harmless from liabilities and reasonable costs arising from any such claim, including attorneys' fees. Landlord agrees to pay the commissions due to J.E. DeWald & Associates in connection with the execution of this Lease, with the understanding that any commissions due and payable to Pankhurst Properties, Inc. will be paid by J.E. DeWald & Associates on a cooperative basis.

35.10 Landlord agrees that if it fails to make any repairs or do any work required of Landlord by the provisions of this Lease (including maintaining the common areas of the Building or the Real Estate), then, in any such event or events Tenant, after the continuance of any such failure or default for a period of thirty (30) days after written notice thereof is given by Tenant to Landlord, may, at its option and on behalf of and at the reasonable expense of Landlord, cure such defaults and perform, or cause to be performed, all such work or repairs and make all necessary payments in connection therewith, including but not limiting the same, to the payment of any reasonable fees, costs and charges of or in connection with any legal action which may have been brought. However, Landlord shall not be deemed in default hereunder if the default is one that will reasonably require more than thirty (30) days to correct, if after receiving Tenant's written notice thereof, Landlord has promptly commenced the curing of such default and is diligently pursuing the same to completion. The foregoing notwithstanding, if there arises a situation endangering life and/or property which, in Tenant's reasonable judgment, constitutes an emergency requiring immediate action, then Tenant, on behalf of and at the expense of Landlord, shall be entitled to take whatever immediate steps are deemed by Tenant to be necessary to abate the emergency without first providing Landlord with written notice thereof.

        Landlord agrees to pay to Tenant any reasonable amount incurred or paid by Tenant pursuant to this Section 35.10 within thirty (30) days after Landlord's receipt of a written demand therefor by Tenant. Any amount payable by Landlord to Tenant pursuant to this Section, which is not paid within thirty (30) days after Landlord's receipt of Tenant's written demand stating that the same is due, shall bear interest at a rate of interest equal to the interest rate set forth in Section 6.01(ii) of this Lease. In the event Landlord fails to pay Tenant any amount due Tenant within the aforesaid thirty (30) day period, then Tenant may, at its option, withhold up to twenty-five percent (25%) of any and all rental payments and other charges thereafter becoming due to Landlord pursuant to the provisions of this Lease and may apply the same to the payment of such indebtedness of Landlord to Tenant until such indebtedness is paid in full with interest thereon as herein provided.

35.11 Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right to utilize up to one-half (1/2) of the existing monument sign located in the Real Estate for the installation, at Tenant's cost, of installation of Tenant's identification sign.

                         SECTION 36: ENTIRE AGREEMENT

36.01 This Lease and the Exhibits attached hereto and forming a part hereof set forth all of the covenants, agreements, stipulations, promises, conditions and understandings between Landlord and Tenant concerning the Premises and the Building and there are no covenants, agreements, stipulations, promises, conditions or understandings, either oral or written, between them other than herein set forth.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.


WITNESSES:                          LANDLORD:

                                    SAFRAN DEVELOPMENT, L.L.C.



                                    By:     /s/Anthony J. Ferlito
------------------------------              -------------------------------
                                            Anthony J. Ferlito
/s/ Claudia J. DeWald               Its:    Manager
------------------------------
Claudia J. DeWald


                                    TENANT:

                                    FEDERAL SCREW WORKS



/s/ Wade C. Plaskey                 By:     /s/ W.T. Zurschmiede
------------------------------              -------------------------------
Wade C. Plaskey                               Name:  W. T. ZurSchmiede, Jr.
/s/ Marlene P. Selby                Its:     Chairman, CEO, CFO
------------------------------              -------------------------------
Marlene P. Selby

                                     A-1

                                EXHIBIT "A-1"

                            FLOOR PLAN OF PREMISES


























                                     A-1






                                EXHIBIT "A-2"

                      DEPICTION OF RESERVED PARKING AREA
























                                     A-2





                                 EXHIBIT "B"

                      DESCRIPTION OF TENANT IMPROVEMENTS
                         TO BE COMPLETED BY LANDLORD



1. Installation of appropriate "Reserved Parking" signage for Tenant's 25 reserved spaces.

2. Installation of one-inch horizontal mini-blinds or other comparable window treatment for all exterior windows.

3. In addition to the foregoing, Landlord, at its sole cost and expense, shall construct the Premises in accordance with the plans and specifications prepared by Stucky Vitale Architects and which are identified as Project No. 99.083 and dated October 27, 1999. Tenant has dated and initialled each page of said plans and specifications to indicate its approval thereof.












                                     B-1




                                 EXHIBIT "C"

                            RULES AND REGULATIONS

(Any reference to a tenant in these Rules and Regulations will also include (unless the context makes such reference inappropriate) the tenant's agents, servants and employees.

              1. No sign, picture, lettering, notice or advertisement of any kind shall be painted or displayed on or from the windows, doors, roof or outside walls of the Building. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability and may charge the expense incurred for said removal to Tenant.

              2. Tenant shall not use the name of the Building for any purpose than that of the business address of Tenant. Tenant agrees that Landlord may assign a name to the Building and/or change the name of the Building at Landlord's option.

              3. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Premises or Building.

              4. No curtains, blinds, shades, screens, awnings, or other projections shall be attached to or hung in, or used in connection with, any window or door of the Premises or outside wall of the Building without the prior written consent of the Landlord, nor shall Tenant place objects against glass partitions, doors or windows which would be unsightly from the Building's corridors, or from the exterior of the Building.

              5. Any carpeting cemented down within the Premises shall be installed with a releasable adhesive.

              6. No animals, pets (other than seeing-eye dogs), bicycles or other vehicles (other than wheel chairs or other similar devices for the physically challenged) shall be brought or permitted to be in the Building or the Premises.

              7. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. Any damage resulting from any misuse of the fixtures by Tenant shall be borne by Tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same. Tenant shall not waste electricity, water or air conditioning, and shall cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning. Tenant shall not adjust any controls other than room thermostats installed for Tenant's use. Tenant shall not tie, wedge or otherwise fasten open any water faucet or outlet. Tenant shall keep all corridor doors closed except when in actual use.

              8. Tenant shall not cause or permit unusual or objectionable odor to be produced upon or permeate from the Premises. Tenant shall not allow any cooking on the Premises. Tenant shall not disturb any occupant of the Building by the use of any musical instruments, radio, television, loudspeakers, or by any disturbing noise. Notwithstanding anything to the contrary contained herein or elsewhere in this Lease, Tenant shall have the right to have a microwave oven, refrigerator and coffee machines on the Premises.

              9. No tenant shall throw anything out of the door, windows, or down any passageways of elevator shafts.

              10. Tenant may not utilize portable space heaters within any portion of the Building.

              11. Vending machines will not be permitted to be installed by anyone but the Landlord, except in Tenant's Premises for the use of Tenant's employees.

              12. Canvassing, soliciting, and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same

              13. No additional locks or bolts of any kind shall be placed upon any of the doors and windows by any tenant, nor shall any change be made in existing locks or the mechanism thereof without Landlord's consent. Each tenant must, upon the termination of his tenancy, return to the Landlord all keys of offices and toilet rooms, whether furnished to or otherwise procured by a tenant and in the event of the loss of any keys, so furnished, such tenant shall pay to the Landlord the reasonable cost or duplicate thereof.

              14. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage. Except during Tenant's normal business hours, Tenant shall keep all doors to the Premises locked and other means of entry of the Premises closed and secured.

              15. Tenant is not permitted to use any part of the Building or the common areas for any manufacturing, storage, or sale of merchandise, or property of any kind (except to the extent that said activity is confined to the Premises and otherwise complies with the provisions of this Lease); or for lodging or sleeping, or for any immoral or illegal purpose. Tenant shall not install or operate any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises for general office purposes.

              16. All loading, unloading, receiving or delivery of goods, supplies or disposal of garbage or refuse shall be made only through entryways reasonably provided for such purposes by Landlord.

              17. All safes, freight, furniture, or other bulky matter of any description shall be carried in or out of the Premises only at such times and in such manner as shall be reasonably prescribed in writing by Landlord, and Landlord shall in all cases have the right to specify the proper position of any such safe, furniture, or other bulky article, which shall only be used by Tenant in a manner which will not unreasonably interfere with or cause damage to the Premises or the Building in which they are located, or to the other tenants or other occupants of the Building. Tenant shall be responsible for any damage to the Building or the property of its tenants or others and injuries sustained by any person whomsoever resulting from the use or moving



                                     B-2




of such articles in or out of the Premises, and shall make any repairs and improvements required by Landlord or governmental authorities in connection with the use or moving of such articles.

              18. No smoking shall be permitted in the Premises or in the Building except for in areas designated by Landlord.

              19. Tenant shall not employ any person to perform any cleaning, repairing, janitorial, decorating, painting, or other services or work in or about the Premises, except with the approval of Landlord.

              20. Tenant shall not overload any floor and shall not install any heavy objects, safes, business machines, files or other equipment without having received Landlord's prior written consent as to size, maximum weight, routing and location thereof. Safes, furniture, equipment, machines and other large or bulky articles shall be brought through the Building and in and out of the Premises at such times and in such manner as the Landlord shall reasonably direct and at Tenant's sole risk and responsibility.

              21. Landlord shall not be responsible for any lost or stolen property, equipment, money or jewelry from the Premises or the public area of the Building regardless of whether such loss occurs when the Premises are locked or not.

              23. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

              24. Tenants may park only in strict compliance with all signs posted and regulations issued by Landlord, within spaces designated for parking, and not in such a manner as to block other parking spaces, drives, loading areas or fire lanes. Tenants understand that they are fully responsible for assuring that their employees, agents, licensees and visitors comply with these parking rules, will reimburse Landlord for all reasonable costs and expenses incurred in enforcing the rules. To facilitate security arrangements and parking controls, a list of the names of each tenant's employees working in the Building and of their vehicle license numbers will be furnished to Landlord upon request.

              25. Whenever the word "Tenant" occurs, it is understood and agreed that is shall mean Tenant's employees, agents and servants. Wherever the work "Landlord" occurs, it is understood that it shall mean Landlord's assigns, agents, clerks, servants and visitors.

              26. Tenant shall not be permitted access to the roof of the Building.





                                     B-3





                                 EXHIBIT "D"

                             JANITORIAL SERVICES

SERVICES TO BE PERFORMED BY LANDLORD ON NORMAL BUSINESS DAYS (MONDAY THROUGH FRIDAY) AS REASONABLY DETERMINED BY LANDLORD, BUT NOT EXCEEDING FIVE TIMES PER WEEK:

DAILY SERVICES:

              1. Empty all waste baskets.
              2. Empty and clean ash trays.
              3. Dust desk tops that are clear of working paper.
              4. Vacuum carpeted areas and dust mop resilient floors.
              5. Restrooms:
                 (a) Empty all waste receptacles.
                 (b) Dust mop and wet mop floors
                 (c) Clean and disinfect all fixtures.
                 (d) Clean mirrors and shelves.
                 (e) Refill towel and soap dispensers.
              6. Clean and disinfect drinking fountains and water coolers.
              7. Clean lobby floor and all lobby door glass.

WEEKLY SERVICES:

              1. Dust top of the file cabinets, ledges and baseboards.
              2. Clean and disinfect all ceramic tile, partitioning and waste receptacles in restrooms.
              3. Remove smudges and scuff marks from walls.
              4. Remove spots from partition glass.
              5. Damp mop stairways as required.

MISCELLANEOUS SERVICES:

              1. Wash exterior windows as needed, however the number of washings will not be less than two times per year, weather permitting.

SEASONAL SERVICES:

              1. Snow or ice removal from concrete walks as necessary.

Tenant understands that Landlord may substitute for any of the methods or devices set forth in this Exhibit "D", other methods or devices which will achieve substantially the same results.



                                     D-1